Nu Horizons Electronics Corp.
                       70 Maxess Road    Melville, NY 11747
                        631-396-5000     Fax: 631-396-5060
-----------------------------------------------------------------------------


Company Contact: Paul Durando, VP Finance
                 Nu Horizons Electronics Corp.
                 631-396-5000



             NU HORIZONS REPORTS SALES AND EARNINGS RESULTS FOR THE
                           FIRST QUARTER FISCAL 2005


MELVILLE, NY, July 1, 2004 --- Nu Horizons Electronics Corp. (Nasdaq/NM: NUHC), a leading distributor of active and passive components, today announced its financial results for the first quarter of fiscal 2005, reflecting the period ended May 31, 2004.

Net sales for the quarter increased to $118.2 million as compared to $72.8 million for the prior year's fiscal period, an increase of 62%. Net income for the quarter was $1,186,000 or $0.07 per share on 16,884,147 average basic shares outstanding ($0.07 per share on 18,045,308 diluted shares) as compared to a net loss for the first quarter of the prior year of $831,000 or $0.05 per share on 16,675,040 average basic shares outstanding.

Arthur Nadata, chairman of the board and chief executive officer of Nu Horizons, said, "We have now reported five sequential quarters of sales growth, with the first quarter of fiscal 2005 experiencing a 16% increase in sales over the fourth quarter of fiscal 2004. We believe that our industry is in recovery mode and that Nu Horizons will continue to participate in the benefits of this increased demand."

Nadata continued, "We have experienced a modest improvement in gross margins and believe that margins have stabilized due to our demand creation model and our targeted product mix. Our Asia initiative continues to produce positive results, providing 20% of our global consolidated sales for the first quarter of fiscal 2005."

Nadata concluded, "We believe that the balance of calendar 2004 should result in a continuation of the stronger demand the industry has experienced since the second half of calendar 2003. We are cautiously optimistic that demand will remain strong into the first half of calendar 2005, although no assurances can be given in this regard."

NUHC Reports First Quarter Fiscal 2003 Results                          Page2
              Financial Highlights (Unaudited)



A conference call to further discuss earnings will be held today at 4:15 PM EDT. This call can be accessed by dialing 1(800) 915-4836, (international, dial 1-973-317-5319) and refer to the Nu Horizons call. A webcast of the call will also be available online (both live and after the call beginning at 7:00 PM EDT) at www.nuhorizons.com. A transcript of the webcast will remain available on the website for a period of twelve months after the call. In connection with the conference call, Nu Horizons has posted on its website certain information regarding its first quarter results.

About Nu Horizons Electronics Corp.

Nu Horizons is a leading distributor of high technology active components, including analog, communications, discretes, optical, logic & peripherals, memory, microcontrollers, system on chip (SOC), board level and computer system products to a wide variety of commercial original equipment manufacturers
(OEMs). With sales facilities in thirty-three locations across North America and Asia, and logistics centers in centralized locations throughout the globe, Nu Horizons partners with a limited number of best-in-class suppliers to provide in-depth product and solutions expertise to its customers. Information on Nu Horizons and its services is available at www.nuhorizons.com. The Company does not undertake any obligation to update its forward-looking statements.

Except for historical information contained herein, the matters set forth in this news release are forward looking statements When used in this press release, words such as "anticipate," "believe," "estimate," "expect," "intend" and similar expressions, as they relate to Nu Horizons or its management, identify forward-looking statements. Such forward-looking statements are based on the current beliefs of Nu Horizons' management, as well as assumptions made by and information currently available to its management. Forward-looking statements involve certain risks and uncertainties that could cause actual results to differ from those in the forward looking-statements. Potential risks and uncertainties include such factors as the level of business and consumer spending for electronic products, the amount of sales of the Company's products, the competitive environment within the electronic industry, the ability of the Company to continue to expand its operations, the level of costs incurred in connection with the Company's expansion efforts and the financial strength of the Company's customers and suppliers. Investors are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission. Such statements reflect our current view with respect to the future and are subject to these and other risks, uncertainties and assumptions relating to Nu Horizons' financial condition, results of operations, growth strategy and liquidity. The Company does not undertake any obligation to update its forward-looking statements.



                          Financial Tables Follow

NUHC Reports First Quarter Fiscal 2004 Results                         Page 3
              Financial Highlights (Unaudited)

                          NU HORIZONS ELECTRONICS CORP.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      -------------------------------------

                                                       FOR THE QUARTER ENDED
                                                 -------------------------------
                                                       May               May
                                                     31, 2004         31, 2003
                                                 --------------    -------------
                                                 --------------

NET SALES                                         $118,176,077      $72,803,142
                                                 --------------    -------------
                                                 --------------

COSTS AND EXPENSES:
    Cost of sales                                   98,560,638       58,771,401
    Operating expenses                              17,184,078       15,353,582
    Interest (income)                                        -           (8,904)
    Interest expense                                   328,964           20,522
                                                 --------------    ------------
                                                   116,073,680       74,136,601
                                                 --------------    ------------
                                                 --------------

INCOME (LOSS) BEFORE PROVISION FOR INCOME
   TAXES AND MINORITY INTERESTS                      2,102,397       (1,333,459)

    Provision (Credit) for income taxes                790,768         (585,104)
                                                 --------------    ------------
                                                 -------------

INCOME (LOSS) BEFORE MINORITY INTERESTS              1,311,629         (748,355)

    Minority interest in earnings of subsidiary        125,711           83,016
                                                 --------------    -------------
                                                 --------------    -------------

NET INCOME (LOSS)                                   $1,185,918       $ (831,371)
                                                 ==============    =============

NET INCOME PER COMMON SHARE - BASIC:
    Basic                                                 $.07            $(.05)
    Diluted                                               $.07            $(.05)

WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING
    Basic                                           16,884,147       16,675,040
    Diluted                                         18,045,308       16,675,040


                                     (more)

NUHC Reports First Quarter Fiscal 2004 Results                          Page 4
                        Financial Highlights (Unaudited)



                NU HORIZONS ELECTRONICS CORP. AND SUBSIDIARIES
                      CONSOLIDATED CONDENSED BALANCE SHEETS

                                                                                May 31,            February 29,
                                                                                 2004                 2004
                                                                            ---------------        ------------
                                                                              (unaudited)
                                   - ASSETS -

CURRENT ASSETS:

   Cash and cash equivalents                                                     $8,065,448        $ 12,469,973
   Accounts receivable - net of allowance for doubtful accounts of
     $4,191,972 and $4,089,801 for May 31, 2004 and February 29, 2004,
     respectively                                                                72,913,758          68,230,405
   Inventories                                                                   99,638,016          68,729,081
   Prepaid expenses and other current assets                                      1,828,197             794,086
                                                                             --------------       -------------
                          TOTAL CURRENT ASSETS                                  182,445,419         150,223,545

PROPERTY, PLANT AND EQUIPMENT - NET                                               4,275,530           4,401,898

OTHER ASSETS:
   Subordinated note receivable                                                   2,000,000           2,000,000
   Other assets                                                                   1,560,076           1,552,728
                                                                             --------------       -------------
                                                                             --------------       -------------

                                                                               $190,281,025        $158,178,171
                                                                             ==============       =============


                    - LIABILITIES AND SHAREHOLDERS' EQUITY -


CURRENT LIABILITIES:
   Accounts payable                                                             $25,702,621         $21,479,465
   Accrued expenses                                                               5,670,246           5,250,006
                                                                             --------------       -------------
                                                                             --------------       -------------
                        TOTAL CURRENT LIABILITIES                                31,372,867          26,729,471
                                                                             --------------       -------------
                                                                             --------------       -------------

LONG TERM LIABILITIES:
   Revolving credit line                                                         31,700,000           5,300,000
   Deferred income taxes                                                            333,495             280,495
                                                                             --------------       -------------
TOTAL LONG-TERM LIABILITIES                                                      32,033,495           5,580,495
                                                                             --------------       -------------
                                                                             --------------       -------------

MINORITY INTEREST IN SUBSIDIARIES                                                 1,591,373           1,465,662
                                                                             --------------       -------------
                                                                             --------------       -------------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
   Preferred stock, $1 par value, 1,000,000 shares authorized; none
     issued or outstanding                                                                -                   -
   Common stock, $.0066 par value, 50,000,000 shares authorized;
     16,884,147 and 16,859,766 shares issued and outstanding for May 31,
     2004 and February 29, 2004, respectively                                       111,435             111,275
   Additional paid-in capital                                                    43,998,457          43,934,877
   Retained earnings                                                             81,836,678          80,650,760
   Other accumulated comprehensive income (loss)                                   (663,280)           (294,369)
                                                                             --------------        ------------
                                                                             --------------        ------------
TOTAL SHAREHOLDERS' EQUITY                                                      125,283,290         124,402,543
                                                                             --------------        ------------
                                                                             --------------        ------------

                                                                               $190,281,025        $158,178,171
                                                                             ==============        ============
